


<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF PROVIDIAN CORPORATION AND
SUBSIDIARIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                              3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-30-1997
<DEBT-HELD-FOR-SALE>                       11,341         <F1>
<DEBT-CARRYING-VALUE>                      0
<DEBT-MARKET-VALUE>                        0
<EQUITIES>                                 0
<MORTGAGE>                                 5,363          <F2>
<REAL-ESTATE>                              55             <F3>
<TOTAL-INVEST>                             20,781
<CASH>                                     1,598
<RECOVER-REINSURE>                         0
<DEFERRED-ACQUISITION>                     1,534
<TOTAL-ASSETS>                             28,979         <F4>
<POLICY-LOSSES>                            9,657          <F5>
<UNEARNED-PREMIUMS>                        0
<POLICY-OTHER>                             0
<POLICY-HOLDER-FUNDS>                      7,155
<NOTES-PAYABLE>                            718
<PREFERRED-MANDATORY>                      0
<PREFERRED>                                260            <F6>
<COMMON>                                   115
<OTHER-SE>                                 2,953          <F7>
<TOTAL-LIABILITY-AND-EQUITY>               28,979         <F8>
<PREMIUMS>                                 304
<INVESTMENT-INCOME>                        495
<INVESTMENT-GAINS>                         3
<OTHER-INCOME>                             149            <F9>
<BENEFITS>                                 456            <F10>
<UNDERWRITING-AMORTIZATION>                66             <F11>
<UNDERWRITING-OTHER>                       239            <F12>
<INCOME-PRETAX>                            169
<INCOME-TAX>                               50
<INCOME-CONTINUING>                        117
<DISCONTINUED>                             0
<EXTRAORDINARY>                            0
<CHANGES>                                  0
<NET-INCOME>                               117
<EPS-PRIMARY>                              1.24
<EPS-DILUTED>                              0
<RESERVE-OPEN>                             0
<PROVISION-CURRENT>                        0
<PROVISION-PRIOR>                          0
<PAYMENTS-CURRENT>                         0
<PAYMENTS-PRIOR>                           0
<RESERVE-CLOSE>                            0
<CUMULATIVE-DEFICIENCY>                    0

<F1>Includes Equity securities of $479.
<F2>Includes Commercial and Residential mortgage loans.
<F3>Included in Other investments in the Consolidated Statements of Financial
Condition.
<F4>Includes Consumer Loans of $2,643
<F5>Includes Benefit reserves and other policy liabilities and individual annuity reserves.
<F6>Consists of Cumulative Monthly Income Preferred Stock issued by subsidiary.
and capital securties  issued by a subsidiary trust of Providian Bancorp.
<F7>Includes Additional paid-in capital, Net unrealized investment gain
 Retained earnings, Common stock held in treasury and Unearned restricted stock.
<F8>Includes Savings Deposits of $2,993.
<F9>Includes Consumer loan servicing fees of $91.
<F10>Includes Benefits and claims and Increase in benefit and contract reserves.
<F11>Includes Amortization of deferred policy and loan acquistion costs, value of insurance in force purchased and goodwill.
<F12>Includes Commissions, net and General, administrative and other expenses, net.

